Form N-SAR
Item 77 Q1
Exhibits
The RBB Fund, Inc.


Form-of Investment Advisory Agreement between The RBB Fund,
Inc. and Robeco Investment Management with respect to the Robeco Boston Partners Long/Short Research Fund is incorporated herein by reference as exhibit (d)(44) to Registrant's Post-Effective Amendment No. 136 as filed electronically with the SEC on August 6, 2010 (Accession
No. 0001193125-10-181363).